Exhibit 10.68
December 14, 2004
Grand Casinos Nevada I, Inc.
c/o Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, MN 55305
     RE:Metroflag Polo, LLC Operating Agreement; Option Agreements
     This letter serves to confirm our agreement as follows:
     1. Delay of Special Member Subordinated Interest Repurchase. Pursuant to Section 15.1(a) of the Operating Agreement of Metroflag Polo, LLC, as amended by a First Amendment dated as of May 15, 2003 (the “Agreement”), upon payment in full of the Travelodge Purchase Note or the Travelodge Deficit Note (collectively the “Notes”), the Special Member Subordinated Interest Repurchase is required to occur within sixty (60) days of such payment. Notwithstanding the provisions of Section 15.1(a) or any other provisions of the Agreement to the contrary, if the Notes are paid in full on or before December 31, 2004, then the closing of the Special Member Subordinated Interest Repurchase shall occur on or before June 30, 2005; provided, however, that if the Company provides at least thirty (30) days written notice to the Special Member prior to June 30, 2005, and also pays $20,000 in cash to the Special Member before that date, the Company shall have the absolute right to extend the time for closing of the Special Member Subordinated Interest Repurchase to a date on or before December 31, 2005. The Special Member Subordinated Return shall continue to accrue until the closing of the Special Member Subordinated Interest Repurchase is completed.
     2. Termination of 2001 Option Agreement. In the event the Notes are paid in full on or before December 31, 2004, all rights of Lakes Entertainment, Inc. (formerly called Lakes Gaming, Inc.) under that certain Option Agreement between Metroflag BP, LLC and Lakes Gaming, Inc. dated December 28, 2001, as subsequently amended (the “2001 Option Agreement”), shall terminate. Lakes Entertainment, Inc. (“Lakes”) shall, simultaneously with such repayment of the Notes, deliver to Metroflag BP, LLC an instrument in recordable form acknowledging the termination of the 2001 Option Agreement.
     3. Membership Interests Purchase Option. The Members acknowledge that the 2001 Option Agreement was entered into in part as security for the timely closing of the Special Member Subordinated Interest Repurchase. If Lakes terminates the 2001 Option Agreement pursuant to the preceding Section 2, Metro One, LLC and Flag Luxury Polo, LLC (as the “Members” under the Agreement) each hereby grants to Lakes, or its successors and assigns, the right and option to purchase such Member’s respective Member Interest for a purchase price equal to $1.00 for each such Member Interest, at any time during the five (5) year period beginning on the final due date for the closing of the Special Member Subordinated Interest Repurchase under Section 1 above; provided, however, that the following conditions shall have been satisfied before such purchase may be completed:
     (a) The Company shall have breached its obligation under Section 15.1(a) of the Agreement to complete the Special Member Subordinated Interest Repurchase by the final due date provided under Section 1 above; and
     (b) Lakes shall have given the Company and the Members a written notice of Lakes’ intention to exercise its option to purchase their Member Interests under this Section 3 on a specified date at least three (3) months after the date the Company has received such notice;
provided further that such Member Interests purchase option shall have no force or effect: (i) if the Special Member Subordinated Interest Repurchase is completed before or during such three-month period; and (ii) if the Company has also breached its obligation under the Agreement to complete the Special Member Priority Interest Repurchase before the beginning of such three-month period, the Special Member Priority Interest Repurchase is also completed during such three-month period. Notwithstanding anything in the Agreement to the contrary, any failure of the Company to complete the Special Member Subordinated Interest Repurchase shall not, solely for purposes of Section 14.3(b) of the Agreement, constitute a material breach of the Company’s obligations under the Agreement.
     4. Company’s Right to Redeem Unaltered. Nothing contained herein is intended to affect the Company’s right to redeem the Special Member Subordinated Interest or the Special Member Priority Interest (at par plus the respective accrued return) at any time irrespective of whether the Special Member shall have at such time the right to demand such redemption.
     5. Confirmation of Agreement. Except to the extent amended by this letter agreement, the Agreement remains in full force and effect. All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
[SIGNATURE PAGE FOLLOWS]

     The undersigned hereby agree as set forth above.

Metro One, LLC

By:	Brett Torino
Brett Torino, Manager

Flag Luxury Polo, LLC

	By:	Flag Luxury Properties, LLC, its sole member

		By:	Flag Leisure Group, LLC, its managing member

			By:	Paul Kanavos
Paul Kanavos, President

Grand Casinos Nevada I, Inc.

By:	Timothy Cope
Timothy Cope, President

Metroflag BP, LLC

By:	Paul Kanavos
Name:	Paul Kanavos
Title:

Lakes Entertainment, Inc.

By:	Timothy Cope
Timothy Cope, President
     The Company hereby consents to the foregoing agreement of its Members and Lakes Entertainment, Inc.

Metroflag Polo, LLC

By its Member:

Metro One, LLC

By:	Brett Torino
Brett Torino, Manager

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